CHARDAN

UCOMMUNE

Valuation Summary

Prepared for
Orisun Acquisition Corp.

June 2020

Disclaimer

This presentation is provided for informational purposes only. It does not constitute an opinion as to the value of Ucommune. The information and opinions in this report were prepared by registered employees of Chardan Capital Markets. Internally prepared financial information, and other information provided by the management of Ucommune have been accepted without further verification as correctly reflecting the results of operations and the financial situation of Ucommune. Chardan has not performed an audit, review, or compilation of financial statements or financial information in the capacity of certificated public accounts. Our work cannot be relied upon to discover errors, irregularities, or illegal acts.

The industry and market data herein is believed by Chardan Capital Markets to be reliable and has been obtained from public sources believed to be reliable, but Chardan Capital Markets makes no representation as to the accuracy or completeness of such information. Opinions, estimates and projections in this presentation constitute the current judgment of the author as of the date of this presentation. They do not necessarily reflect the opinions of Chardan Capital Markets and are subject to change without notice. In addition, opinions, estimates and projections in this presentation may differ from or be contrary to those expressed by other business areas or group of Chardan Capital Markets and its affiliates. Chardan Capital Markets has no obligation to update, modify or amend this presentation or to otherwise notify a reader thereof in the event that any matter stated herein, or any opinion, projection, forecast or estimate set forth herein, changes or subsequently becomes inaccurate.

Ucommune Valuation – Executive Summary

Chardan has conducted initial due diligence, reviewed the company financial model and third party independent reports, performed such analyses including comparable analysis, sum-of- the-parts analysis, DCF, as well as considered precedent transactions.

Based on management's financial projections, the company's valuation ranges are:

- Under sum-of-the-parts analysis, Ucommune is valued as below prior to applicable deal discount:
  - $574mm to $855mm based on the FY2020 financial statistics;
  - $731mm to $1,018mm based on the FY2021 financial statistics
- Under precedent transactions analysis, Ucommune is valued as below prior to applicable deal discount:
  - $783mm based on FY 2020 financial statistics;
  - $1,120mm based on FY 2021 financial statistics
- Under DCF, Ucommune is valued as below prior to applicable deal discount:
  - $641mm to $774mm based on a WACC of 9.50%-10.50% and terminal EBITDA multiple of 12.0x – 14.0x
  - $662mm to $924mm based on a WACC of 9.50%-10.50% and terminal perpetuity growth rate of 4.75% - 5.25%

Ucommune Valuation Overview


Sum of the Parts Analysis FY20E
- Lower bound avg. multiple¹: 3.72x
- Higher bound avg. multiple¹: 6.50x
Sum of the Parts Analysis FY21E
- Lower bound avg. multiple¹: 3.20x
- Higher bound: avg. multiple¹: 5.63x
Precedent Transactions Analysis
- Lower bound multiple²: 4.56x FY20E
- Higher bound multiple²: 4.56x FY21E
DCF – Scenario
- WAAC³: 9.50% - 10.50%
- Terminal EBITDA Multiple⁴: 12.0x – 14.0x
- WAAC³: 9.50% - 10.50%
- Terminal Perpetuity Growth Rate: 4.75% – 5.25%x
$726.3
$854.5
$487.7
$573.8
$865.3
$1,017.9
$621.0
$730.6
$951.5
$1,119.5
$665.8
$783.2
$660.7
$777.3
$547.0
$643.6
$785.3
$923.9
$563.2
$662.6
400
450
500
550
600
650
700
750
800
850
900
950
1,000
1,050
1,100
1,150
1,200
Equity Value ($MM)
15% discount to the initial offering value

Note:

1. Average multiples represent the average revenue multiples of FY20E and FY21E Workspace, Advertising/Marketing Services, HR/Back Office Digital Solutions, E-Commerce Platforms and Engineering Design & Build/Workspace Solutions comparable companies, as of 06/22/2020
2. Median precedent transactions revenue multiple
3. WACC assumptions are calculated from comparable companies less than US $1 billion in market capitalization
4. Terminal EBITDA multiple represents approximately the average multiple of FY21E on the Workspace, Advertising/Marketing Services, HR/Back Office Digital Solutions, E-Commerce Platforms and Engineering Design & Build/Workspace Solutions comparable companies, as of 06/22/2020

Exchange Ratio RMB/USD: 7.07849 as of 06/21/2020 according to XE Currency Converter

Ucommune Valuation – Sum of The Parts Analysis

UCOMMUNE

FY 2020E Valuation

Segment	Valuation Method	Statistic	Low Multiple		Low EV	Low % EV Contribution	High Multiple		High EV	High % EV Contribution
Workspace	FY2020 Rev	$100.1	3.5x		$350.4	62%	3.8x		$378.3	45%
Advertising / Marketing Services	FY2020 Rev	$57.2	3.5x		$201.3	35%	7.8x		$447.9	53%
HR / Back Office Digital Solutions	FY2020 Rev	$0.1	6.7x		$0.9	0%	13.7x		$1.9	0%
E-Commerce Platform	FY2020 Rev	$1.2	4.0x		$4.6	1%	6.0x		$7.0	1%
Engineering, Design & Build / Workspace Solutions	FY2020 Rev	$13.1	0.9x		$11.9	2%	1.1x		$14.8	2%
				Enterprise Value	$569.1	100%		Enterprise Value	$849.9	100%
				Less Net Debt	$4.6			Less Net Debt	$4.6	
				Equity Value	$573.8			Equity Value	$854.5	

FY 2021E Valuation

Segment	Valuation Method	Statistic	Low Multiple		Low EV	Low % EV Contribution	High Multiple		High EV	High % EV Contribution
Workspace	FY2021 Rev	$156.0	3.2x		$499.1	69%	3.5x		$542.7	54%
Advertising / Marketing Services	FY2021 Rev	$66.7	2.9x		$195.9	27%	6.4x		$424.5	42%
HR / Back Office Digital Solutions	FY2021 Rev	$1.1	5.9x		$6.5	1%	12.4x		$13.7	1%
E-Commerce Platform	FY2021 Rev	$2.8	3.2x		$8.7	1%	4.9x		$13.5	1%
Engineering, Design & Build / Workspace Solutions	FY2021 Rev	$18.9	0.8x		$15.9	2%	1.0x		$18.9	2%
				Enterprise Value	$726.0	100%		Enterprise Value	$1,013.3	100%
				Less Net Debt	$4.6			Less Net Debt	$4.6	
				Equity Value	$730.6			Equity Value	$1,017.9	

UCommune Valuation – DCF Analysis

UCommune - FCF Projections:	Units:	FY20	FY21	FY22	FY23	FY24
				Projected		
Revenue:	$ M	$ 171.8	$ 245.5	$ 332.9	$ 427.6	$ 522.5
Revenue Growth Rate:	%	*4.4%*	*42.9%*	*35.6%*	*28.4%*	*22.2%*
Operating Income (EBIT):	$ M	(19.66)	3.03	25.62	48.19	70.12
Growth Rate:	%			*745.6%*	*88.1%*	*45.5%*
(-) Taxes	$ M	-	(0.8)	(6.4)	(12.0)	(17.5)
Net Operating Profit After Taxes:	$ M	(19.7)	2.3	19.2	36.1	52.6
(+) Depreciation & Amortization:	$ M	10.8	10.1	10.2	10.3	11.2
(-) Net Change in Working Capital:	$ M	6.9	(3.7)	(4.5)	(6.1)	(7.9)
(-) Capital Expenditures:	$ M	(40.0)	(0.8)	(0.8)	(0.8)	(0.6)
Unlevered Free Cash Flow:	$ M	$ (41.9)	$ 7.9	$ 24.1	$ 39.5	$ 55.3
Growth Rate:	%			*205.9%*	*63.8%*	*40.0%*
Discount Rate (WACC):	%	10.00%	10.00%	10.00%	10.00%	10.00%
Cumulative Discount Factor:	#	0.909	0.826	0.751	0.683	0.621
PV of Unlevered FCF:	$ M	$ (38.1)	$ 6.5	$ 18.1	$ 27.0	$ 34.3
EBITDA:	$ M	$ (8.9)	$ 13.2	$ 35.8	$ 58.5	$ 81.3
Growth Rate:	%			*171.7%*	*63.4%*	*39.0%*

Sensitivity Analyses:

Terminal EV / EBITDA Multiple		9.50%	10.00%	10.50%
	14.00 x	777.27	759.56	742.32
	13.00 x	725.60	709.05	692.95
	12.00 x	673.93	658.55	643.57

Sensitivity Analyses:

Termianl Growth Rate		9.50%	10.00%	10.50%
	5.25%	923.86	813.33	724.05
	5.00%	873.58	773.57	691.94
	4.75%	828.59	737.60	662.61

Terminal Value - Multiples Method:

Average EV / EBITDA of Comps:	13.1 x
Baseline Terminal EBITDA Multiple:	13.0 x
Baseline Terminal Value:	$ 1,057.43
Implied Terminal FCF Growth Rate:	4.5%
(+) PV of Terminal Value:	656.6
(+) Sum of PV of Free Cash Flows:	47.9
Implied Enterprise Value:	**$ 704.4**
% of Implied EV from Terminal Value:	*93.2%*
(+) Cash & Cash-Equivalents:	$ 25.3
(-) Total Debt:	$ (20.6)
Implied Equity Value:	**$ 709.1**

Terminal Value - Perpetuity Growth Method:

Expected Long-Term GDP Growth:	5.0%
Baseline Terminal FCF Growth Rate:	5.0%
Baseline Terminal Value:	$ 1,161.3
Implied Terminal Rev Multiple:	2.2 x
(+) PV of Terminal Value:	721.1
(+) Sum of PV of Free Cash Flows:	47.9
Implied Enterprise Value:	**$ 769.0**
% of Implied EV from Terminal Value:	*93.8%*
(+) Cash & Cash-Equivalents:	$ 25.3
(-) Total Debt:	$ (20.6)
Implied Equity Value:	**$ 773.6**

Note:

1. Terminal EBITDA multiple represents approximately the average of FY21E on the Workspace, Advertising/Marketing Services, HR/Back Office Digital Solutions, E-Commerce Platforms and Engineering Design & Build/Workspace Solutions comparable companies, as of 06/22/2020
2. WACC assumptions are calculated from comparable companies between US $300 million and $1 billion in market capitalization
3. Total net debt (total debt – cash) is provided by management as of 03/31/2020, which is significantly different from F-1 as of Sep 2019 "$220 million" (as of latest currency exchange ratio). Total debt is defined by total short-term and long-term debt plus lease liabilities
4. Exchange Ratio RMB/USD: 7.07849 as of 06/21/2020 according to XE Currency Converter

Comparable Companies Analysis

UCOMMUNE

Workspace

	Stock Price ($)	% LTM High (%)	Market Cap ($MM)	Enterprise Value ($MM)	EV / Revenue 2020E	EV / Revenue 2021E	EV / EBITDA 2020E	EV / EBITDA 2021E	Gross Margin 2020E	Gross Margin 2021E	Est. 1yr Rev Growth '20E (%)	Est. 1yr Rev Growth '21E (%)	Est. 1yr EBITDA Growth '20E (%)	Est. 1yr EBITDA Growth '21E (%)
Workspace														
IWG plc	$ 3.4	58%	$ 3,419	$ 11,930	3.8x	3.5x	7.2x	5.8x	15%	15%	-10%	9%	NM	23%

Advertising / Marketing Services

	Stock Price ($)	% LTM High (%)	Market Cap ($MM)	Enterprise Value ($MM)	EV / Revenue 2020E	EV / Revenue 2021E	EV / EBITDA 2020E	EV / EBITDA 2021E	Gross Margin 2020E	Gross Margin 2021E	Est. 1yr Rev Growth '20E (%)	Est. 1yr Rev Growth '21E (%)	Est. 1yr EBITDA Growth '20E (%)	Est. 1yr EBITDA Growth '21E (%)
Advertising/Marketing Services														
The Trade Desk, Inc.	$ 402.8	99%	$ 18,552	$ 18,477	26.8x	19.6x	105.6x	67.4x	75%	76%	-2%	37%	29%	57%
HubSpot, Inc.	$ 223.9	99%	$ 9,767	$ 9,409	11.7x	9.6x	123.7x	82.7x	82%	83%	12%	21%	NM	50%
Bitauto Holdings Limited	$ 15.9	99%	$ 1,127	$ 2,820	2.0x	1.8x	18.6x	9.5x	60%	60%	1%	13%	NM	96%
The Rubicon Project, Inc.	$ 7.4	56%	$ 790	$ 740	4.0x	3.1x	NM	18.3x	68%	77%	N/A	N/A	NM	N/A
Criteo S.A.	$ 12.4	60%	$ 765	$ 524	0.7x	0.7x	3.3x	2.8x	84%	86%	-67%	2%	-34%	16%
QuinStreet, Inc.	$ 10.7	62%	$ 554	$ 471	1.0x	1.0x	14.7x	12.1x	11%	12%	-3%	-2%	66%	21%
iClick Interactive Asia Group	$ 5.3	88%	$ 387	$ 426	1.7x	1.4x	47.2x	30.4x	29%	32%	18%	24%	NM	55%
Median					**2.0x**	**1.8x**	**32.9x**	**18.3x**	**68%**	**76%**	**0%**	**17%**	**29%**	**52%**
Average					**3.5x**	**2.9x**	**21.0x**	**14.6x**	**59%**	**61%**	**-7%**	**16%**	**20%**	**49%**
1st Quartile					**1.4x**	**1.2x**	**15.7x**	**10.8x**	**45%**	**46%**	**-3%**	**5%**	**-3%**	**28%**
3rd Quartile					**7.8x**	**6.4x**	**91.0x**	**48.9x**	**79%**	**80%**	**9%**	**23%**	**48%**	**56%**

Source: CapIQ, FactSet, Company Reports as of 06/22/2020
Note: Comparable companies excludes companies below $300 million market capitalization

Comparable Companies Analysis (Cont'd)

HR / Back Office Digital Solutions

	Stock Price ($)	% LTM High (%)	Market Cap ($MM)	Enterprise Value ($MM)	EV / Revenue 2020E	EV / Revenue 2021E	EV / EBITDA 2020E	EV / EBITDA 2021E	Gross Margin 2020E	Gross Margin 2021E	Est. 1yr Rev Growth '20E (%)	Est. 1yr Rev Growth '21E (%)	Est. 1yr EBITDA Growth '20E (%)	Est. 1yr EBITDA Growth '21E (%)
HR/Back Office Digital Solutions														
Automatic Data Processing, Inc.	$ 150.5	83%	$ 64,672	$ 65,428	4.5x	4.5x	18.2x	18.5x	44%	44%	-2%	0%	-3%	-1%
Workday, Inc.	$ 184.9	82%	$ 43,492	$ 42,993	11.9x	10.2x	57.3x	44.3x	75%	76%	-5%	16%	NM	29%
Paychex, Inc.	$ 74.3	82%	$ 26,635	$ 26,771	6.6x	6.9x	16.1x	17.4x	69%	68%	-2%	-3%	-2%	-7%
Paycom Software, Inc.	$ 322.7	94%	$ 18,531	$ 18,404	22.3x	18.5x	55.2x	44.0x	86%	86%	6%	20%	19%	26%
Citrix Systems, Inc.	$ 144.8	93%	$ 17,881	$ 19,312	6.1x	5.9x	18.1x	17.6x	86%	86%	1%	3%	38%	3%
Coupa Software Incorporated	$ 262.2	99%	$ 17,587	$ 17,599	46.2x	35.8x	357.0x	239.8x	72%	72%	-11%	29%	NM	49%
Ceridian HCM Holding Inc.	$ 78.7	94%	$ 11,868	$ 12,328	14.5x	12.6x	74.6x	60.7x	46%	47%	1%	15%	38%	23%
Randstad N.V.	$ 44.7	71%	$ 8,189	$ 9,816	0.4x	0.4x	11.8x	7.8x	20%	20%	-12%	9%	-22%	51%
Adecco Group AG	$ 47.1	71%	$ 7,635	$ 8,605	0.4x	0.4x	12.3x	7.9x	19%	19%	-18%	12%	-39%	56%
Paylocity Holding Corporation	$ 144.4	96%	$ 7,751	$ 7,653	13.7x	12.4x	51.7x	48.3x	71%	71%	1%	11%	63%	7%
Anaplan, Inc.	$ 47.7	75%	$ 6,563	$ 6,312	18.2x	14.6x	NM	NM	76%	78%	-8%	25%	NM	NM
Hays plc	$ 1.5	66%	$ 2,551	$ 2,818	0.4x	0.5x	18.4x	16.1x	18%	17%	-20%	-5%	-52%	14%
Cornerstone OnDemand, Inc.	$ 38.7	60%	$ 2,468	$ 2,379	3.2x	2.6x	11.1x	8.5x	74%	75%	27%	21%	NM	30%
PageGroup plc	$ 5.0	73%	$ 1,584	$ 1,623	1.0x	0.9x	11.1x	8.5x	54%	53%	-24%	10%	-30%	30%
Capita plc	$ 0.6	26%	$ 1,005	$ 2,848	0.7x	0.6x	5.6x	5.0x	26%	26%	-12%	4%	-11%	12%
Basware Oyj	$ 31.5	87%	$ 454	$ 507	3.1x	2.7x	26.6x	19.2x	55%	58%	0%	13%	NM	39%
Robert Walters plc	$ 5.0	59%	$ 359	$ 347	0.3x	0.2x	5.7x	4.3x	N/A	N/A	-18%	10%	-18%	32%
Median					**4.5x**	**4.5x**	**18.2x**	**17.5x**	**62%**	**63%**	**-5%**	**11%**	**-7%**	**27%**
Average					**6.7x**	**5.9x**	**26.2x**	**36.4x**	**56%**	**56%**	**-6%**	**11%**	**-2%**	**25%**
1st Quartile					**0.7x**	**0.6x**	**11.6x**	**8.4x**	**39%**	**39%**	**-12%**	**4%**	**-24%**	**11%**
3rd Quartile					**13.7x**	**12.4x**	**52.6x**	**44.1x**	**75%**	**76%**	**1%**	**16%**	**24%**	**34%**

Source: CapIQ, FactSet, Company Reports as of 06/22/2020
Note: Comparable companies excludes companies below $300 million market capitalization

Comparable Companies Analysis (Cont'd)

E-Commerce Platform

	Stock Price ($)	% LTM High (%)	Market Cap ($MM)	Enterprise Value ($MM)	EV / Revenue 2020E	EV / Revenue 2021E	EV / EBITDA 2020E	EV / EBITDA 2021E	Gross Margin 2020E	Gross Margin 2021E	Est. 1yr Rev Growth '20E (%)	Est. 1yr Rev Growth '21E (%)	Est. 1yr EBITDA Growth '20E (%)	Est. 1yr EBITDA Growth '21E (%)
E-Commerce Platfrom														
Amazon.com, Inc.	$ 2,713.8	100%	$ 1,353,588	$ 1,382,447	4.0x	3.4x	31.1x	22.3x	40%	42%	17%	18%	23%	40%
Alibaba Group Holding Limited	$ 221.4	96%	$ 594,210	$ 576,893	8.1x	6.2x	26.6x	20.8x	45%	45%	-1%	32%	22%	27%
Shopify Inc.	$ 904.8	99%	$ 108,004	$ 105,785	48.8x	36.0x	NM	952.5x	54%	53%	25%	35%	NM	94%
JD.com, Inc.	$ 59.1	95%	$ 91,045	$ 88,296	0.9x	0.7x	30.8x	21.0x	15%	15%	19%	19%	72%	46%
MercadoLibre, Inc.	$ 984.5	100%	$ 48,941	$ 47,889	15.8x	11.4x	NM	466.8x	48%	49%	23%	38%	NM	NM
eBay Inc.	$ 49.2	95%	$ 34,544	$ 39,309	3.8x	3.6x	10.1x	9.7x	78%	77%	-4%	5%	26%	5%
Wayfair Inc.	$ 208.1	94%	$ 19,690	$ 21,310	1.7x	1.5x	911.5x	217.4x	25%	25%	32%	15%	NM	NM
Rakuten, Inc.	$ 8.8	71%	$ 11,903	$ 13,854	1.0x	0.9x	15.9x	8.0x	80%	75%	13%	14%	NM	98%
58.com Inc.	$ 54.3	78%	$ 8,137	$ 6,783	3.0x	2.5x	15.2x	11.9x	87%	87%	0%	19%	-4%	28%
Qurate Retail, Inc.	$ 9.2	63%	$ 3,829	$ 10,448	0.8x	0.8x	5.8x	5.6x	34%	34%	-1%	2%	0%	3%
Overstock.com, Inc.	$ 27.4	92%	$ 1,104	$ 1,094	0.6x	0.6x	NM	NM	22%	22%	21%	7%	NM	NM
Median					**3.0x**	**2.5x**	**21.2x**	**20.9x**	**45%**	**45%**	**17%**	**18%**	**22%**	**34%**
Average					**4.0x**	**3.2x**	**19.3x**	**14.2x**	**48%**	**48%**	**13%**	**18%**	**23%**	**43%**
1st Quartile					**0.9x**	**0.8x**	**13.9x**	**10.2x**	**29%**	**30%**	**0%**	**10%**	**5%**	**22%**
3rd Quartile					**6.0x**	**4.9x**	**30.9x**	**168.6x**	**66%**	**64%**	**22%**	**25%**	**25%**	**58%**

Source: CapIQ, FactSet, Company Reports as of 06/22/2020
Note: Comparable companies excludes companies below $300 million market capitalization

Comparable Companies Analysis (Cont'd)

UCOMMUNE

Engineering, Design & Build / Workspace Solutions

	Stock Price ($)	% LTM High (%)	Market Cap ($MM)	Enterprise Value ($MM)	EV / Revenue 2020E	EV / Revenue 2021E	EV / EBITDA 2020E	EV / EBITDA 2021E	Gross Margin 2020E	Gross Margin 2021E	Est. 1yr Rev Growth '20E (%)	Est. 1yr Rev Growth '21E (%)	Est. 1yr EBITDA Growth '20E (%)	Est. 1yr EBITDA Growth '21E (%)
Engineering, Design & Build /Workspace Solutions														
CBRE Group, Inc.	$ 46.2	71%	$ 15,125	$ 18,886	0.8x	0.8x	11.7x	9.8x	23%	21%	-6%	6%	-16%	20%
Jacobs Engineering Group Inc.	$ 85.7	82%	$ 11,145	$ 13,406	1.0x	1.0x	13.3x	11.9x	20%	21%	0%	5%	4%	12%
Skanska AB (publ)	$ 19.8	77%	$ 8,171	$ 8,181	0.5x	0.4x	8.6x	8.0x	9%	9%	0%	3%	-4%	7%
AECOM	$ 38.5	74%	$ 6,168	$ 8,205	0.6x	0.6x	11.6x	11.0x	5%	6%	-35%	2%	-26%	6%
Jones Lang LaSalle Incorporated	$ 102.6	57%	$ 5,297	$ 8,712	0.9x	0.9x	11.2x	8.8x	60%	60%	-10%	6%	-36%	27%
FirstService Corporation	$ 100.8	91%	$ 4,376	$ 5,362	2.1x	1.9x	25.8x	19.2x	32%	32%	-1%	12%	-14%	34%
EMCOR Group, Inc.	$ 63.6	68%	$ 3,487	$ 3,896	0.4x	0.4x	8.6x	8.3x	15%	15%	-6%	0%	-20%	3%
Stantec Inc.	$ 30.4	96%	$ 3,380	$ 4,445	1.6x	1.5x	10.9x	9.6x	53%	54%	7%	6%	29%	14%
SNC-Lavalin Group Inc.	$ 16.4	65%	$ 2,876	$ 3,819	0.6x	0.6x	8.7x	6.3x	7%	9%	-5%	-1%	70%	38%
Cushman & Wakefield plc	$ 12.6	60%	$ 2,766	$ 5,778	0.7x	0.7x	11.6x	8.7x	26%	25%	-9%	10%	8%	33%
Colliers International Group Inc.	$ 60.4	67%	$ 2,411	$ 3,745	1.5x	1.1x	14.4x	9.5x	36%	37%	-17%	32%	-25%	52%
Savills plc	$ 10.5	66%	$ 1,434	$ 1,731	0.7x	0.7x	6.6x	6.2x	34%	34%	-5%	6%	21%	6%
Newmark Group, Inc.	$ 4.8	35%	$ 858	$ 2,841	1.5x	1.4x	6.2x	5.7x	N/A	N/A	-17%	11%	55%	9%
Tutor Perini Corporation	$ 11.6	59%	$ 585	$ 1,313	0.3x	0.2x	3.9x	3.7x	10%	10%	9%	4%	39%	5%
Clipper Logistics plc	$ 3.7	92%	$ 371	$ 682	1.0x	0.9x	15.9x	15.0x	28%	28%	11%	7%	5%	6%
Mitie Group plc	$ 1.0	46%	$ 355	$ 681	0.2x	0.3x	4.3x	5.8x	N/A	N/A	-5%	-13%	6%	-25%
Median					**0.8x**	**0.7x**	**11.0x**	**8.8x**	**24%**	**23%**	**-5%**	**6%**	**4%**	**11%**
Average					**0.9x**	**0.8x**	**10.8x**	**9.2x**	**26%**	**26%**	**-6%**	**6%**	**6%**	**16%**
1st Quartile					**0.6x**	**0.6x**	**8.1x**	**6.3x**	**0.1x**	**0.1x**	**-0.1x**	**0.0x**	**-0.2x**	**0.1x**
3rd Quartile					**1.1x**	**1.0x**	**12.1x**	**10.1x**	**0.3x**	**0.3x**	**0.0x**	**0.1x**	**0.2x**	**0.3x**

Source: CapIQ, FactSet, Company Reports as of 06/22/2020

Note: Comparable companies excludes companies below $300 million market capitalization

Precedent Transactions Analysis

Announced Date	Deal Type	Company	Select Buyers/Investors	Amount ($mm)	Pre-Money Valuation ($mm)	Post-Money Valuation ($mm)	Raised to Date ($mm)	Revenue Multiple
10/22/2019	Corporate	**The We Company**	SoftBank Group	1,500	N/A	7,800	10,590	2.6x
10/10/2019	Early Stage VC	**OfficeRnD**	Flashpoint Venture Capital, LAUNCHub Ventures	3	7	10	6	4.6x
8/21/2019	Later Stage VC	**Knotel**	Bloomberg Beta, Currency M, Itochu, Mercuria Investment Company, Mori Trust Sogo Reit, Newmark Knight Frank, Norwest Venture Partners, Reshape Holdings, Rocket Internet, Wafra Investment Advisory Group	400	1,300	1,601	589	4.6x
3/20/2019	Buyout/LBO	**Technopolis (Finland)**	Kildare Partners	827	N/A	827	N/A	4.0x
7/26/2018	Early Stage VC	**WeWork China**	Hony Capital, SoftBank Group, Temasek Holdings, Trust Bridge Partners	500	4,500	5,000	1,000	50.3x
6/29/2017	Buyout/LBO	**The Office Group**	The Blackstone Group	640	N/A	640	N/A	5.5x
			Median	**570**	**1,300**	**1,214**	**795**	**4.6x**
			Average	**645**	**1,936**	**2,646**	**3,046**	**11.9x**

Source: Pitchbook, Company Reports as of 06/22/2020